[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT 10.33

AMENDED AND RESTATED SERVICES AGREEMENT

THIS AMENDED AND RESTATED SERVICES AGREEMENT (this “Agreement”), dated the 31st day of May, 2005 and effective as of January 1, 2005 (the “Effective Date”), is by and between EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC., a Delaware corporation (“SDS”), having a business address at 13900 Riverport Drive, Maryland Heights, Missouri 63043, and ORPHAN MEDICAL, INC. (“Orphan”), a Delaware corporation, having a business address at 13911 Ridgedale Drive, Suite 250, Minnetonka, Minnesota 55305.

RECITALS

WHEREAS, Orphan manufactures Product (as defined below), and desires to enter into an agreement with SDS, whereby SDS will facilitate the dispensing and distribution of Product, and perform certain services associated therewith;

WHEREAS, SDS has experience in providing the services desired by Orphan, and is willing to provide such services for Orphan on the terms set forth in this Agreement;

WHEREAS, SDS and Orphan are parties to a Services Agreement dated as of July 29, 2002 (the “Original Services Agreement”); and

WHEREAS, the parties wish to amend and restate in its entirety the Original Services Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises herein stated, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Original Services Agreement shall be amended and restated in its entirety to read as follows:

TERMS OF AGREEMENT

ARTICLE I

DEFINITIONS

As used in this Agreement, each of the following terms (and the plural or singular thereof, when appropriate) shall have the meaning set forth herein, except where the context makes it clear that such meaning is not intended:

“Act” shall mean the United States Federal, Food, Drug and Cosmetic Act, as amended from time to time.

1.

“Additional Services” shall mean services relating to Product and the Xyrem Success Program(SM) to be performed by SDS as specified and agreed upon by the parties using an Additional Services Request Form included as Exhibit D to this Agreement. Such Additional Services Request Form shall be mutually agreed to and executed by both parties and, once so executed, shall be incorporated by reference and made a part of this Agreement.

“AWP” shall mean the average wholesale price of Product as reported by First Data Bank.

“Business Rules” shall mean the written documents related to the Xyrem Success Program(SM) that are mutually agreed upon by the parties which further describe the SOPs relating to how the Covered Services are to be performed.

“Confidential Information” shall have the meaning assigned to it in Section 5.1.

“Covered Services” shall mean those services to be performed by SDS relating to Product and the Xyrem Success Program(SM) as set forth in: (a) Exhibit A, (b) the SOPs and Business Rules as they existed on the Effective Date, and as modified during the term of this Agreement; provided that such modifications do not constitute a material change thereto, and (c) an Additional Services Request Form executed by both parties.

“DEA” shall mean the United States Drug Enforcement Administration.

“Facility” shall mean a distribution facility (or facilities) located in the United States that is owned and/or operated by SDS, and utilized by SDS in connection with performance of the Covered Services.

“FDA” shall mean the United States Food and Drug Administration.

“Fees” shall mean the fees as described in Section 4.2 hereof below to be paid by Orphan to SDS hereunder.

“HIPAA” shall mean Health Insurance Portability and Accountability Act of 1996, as further defined in the United States Code of Federal Regulations (CFR) 45, Part 164 – Security and Privacy section.

“Non-PAP Order” shall mean each shipment of Product by SDS to any Person other than a PAP Patient in accordance with applicable law and FDA guidelines.

“Non-PAP Patient” shall mean a Patient who is not eligible to participate in the PAP, as determined: (a) by NORD with respect to the financial eligibility of a patient; or (b) by Orphan with respect to other, non-financial criteria, and for whom SDS dispenses Product pursuant to a Non-PAP Order.

“NORD” shall mean the National Organization of Rare Disorders, which is responsible for determining whether individuals are eligible for participation in the PAP, based on financial criteria established by NORD, and for communicating such eligibility to SDS.

2.

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“PAP” shall mean the patient assistance program established by Orphan, pursuant to which SDS will provide dispensing services pursuant to the applicable SOPs and Business Rules.

“PAP Patient” shall mean a Patient who has been approved by NORD as eligible to participate in the PAP.

“PAP Order” shall mean a valid prescription indicating the dose, amount and strength of Product properly prescribed to a PAP Patient by a health care practitioner who is licensed to prescribe Product, and which is submitted to SDS in accordance with the relevant SOPs and Business Rules.

“Patient” means an individual who: (a) properly completes all necessary intake and Xyrem Patient Success forms (the form and content of which shall be mutually agreed upon by Orphan and SDS, and which shall comply with applicable laws and all applicable FDA requirements), as described in the relevant SOPs and Business Rules; and (b) is either deemed eligible by NORD to participate in the PAP, or is otherwise approved by SDS to receive Product.

“Patient Confidential Information” means individually-specific medical or prescription information and any other individually-identifiable information which may be deemed to be confidential or protected under federal or state law or regulations, including, without limitation, information that constitutes Protected Health Information under HIPAA.

“Person” shall mean any natural person, corporation, organization, association, partnership, limited liability company, HMO, or similar entity.

“Product” shall mean Orphan’s proprietary Xyrem® (sodium oxybate) oral solution and dosing kit.

“SOPs” shall mean the written standard operating procedures mutually agreed upon by the parties which further describe the operational processes of SDS as they relate to the requirements of the Xyrem Success Program (SM) as required by Orphan and the FDA.

“Territory” shall mean the United States of America, including its territories where SDS is allowed to legally distribute and ship the Product.

“Marks” shall mean those registered and common law trademarks of Orphan that are listed in Exhibit C.

“VA FSS” shall mean the Veteran’s Administration Federal Supply Schedule pricing contract provided to Orphan for the Product.

“WAC” shall mean the wholesale acquisition cost of Product,

“Xyrem Success Program(SM)” shall mean the pharmaceutical program for patients taking Xyrem® for which SDS shall perform the Covered Services hereunder, and which Orphan represents to be developed and implemented by, and proprietary to, Orphan.

3.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE II

SERVICES

Section 2.1 Covered Services. From and after the Effective Date, SDS shall provide the Covered Services for the benefit of Orphan.

Section 2.2 Exclusive Distributor. During the term of this Agreement, and for so long as the FDA mandates single central pharmacy administration of the Xyrem Success Program, all Product sold or made available through the PAP in the Territory will be distributed exclusively through SDS pursuant to this Agreement. If, during the term of this Agreement, the FDA no longer mandates single central pharmacy administration of the Xyrem Success Program and Orphan chooses to engage another distributor in addition to SDS (thus making SDS’ distributorship hereunder non-exclusive), Orphan shall provide SDS one hundred eighty (180) days written notice thereof.

Section 2.3 Warehousing. All Product sold, or made available through the PAP, in the Territory shall be warehoused by SDS at the Facility in accordance with Exhibit A and any related SOPs and Business Rules.

ARTICLE III

SUPPLY OF PRODUCT; AUDIT

Section 3.1 Non-PAP Orders.

(a) General. Subject to direction from SDS regarding available space at the Facility, Orphan shall deliver to SDS at the Facility, at Orphan’s own expense and on a consignment basis, sufficient quantities of Product to fulfill Non-PAP orders. The Product to be shipped pursuant to Non-PAP Orders will be furnished to, and held by, SDS on a consignment basis at the Facility at all times, except as provided in Subsection 3.1(b). The consignment of Product hereunder shall at no time be construed as a loan or other debt financing or secured transaction arrangement between the parties, and title to consigned Product shall remain with Orphan until transferred pursuant to Subsection 3.1(b).

(b) Transfer of Title. Upon confirmation of a Non-PAP Order in SDS’ internal order processing system, SDS shall purchase from Orphan such Product being shipped from the Facility pursuant to such Non-PAP Order. Title to the consigned Product so purchased by SDS in connection with a Non-PAP Order shall pass to SDS at the time of such purchase.

(c) Pricing for Non-PAP Orders. Subject to the restrictions set forth in Subsection 4.1(d) of this Agreement or any FDA requirements, SDS shall have sole authority to determine pricing for Non-PAP Orders.

Section 3.2 PAP Orders. Subject to direction from SDS regarding available space at the Facility, Orphan shall deliver to SDS at the Facility, at Orphan’s own expense, sufficient quantities of Product to fulfill PAP Orders. The Product to be shipped by SDS pursuant to PAP Orders shall be for the account of Orphan, and title to such Product shall remain with Orphan

4.

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until confirmation of the PAP order in SDS’ internal order processing system, at which time title will pass to the PAP Patient. Once NORD approves a Patient as meeting the PAP financial criteria and eligible to participate in the PAP, SDS shall treat such Patient as so eligible until SDS (a) is notified otherwise by NORD or (b) determines that such Patient does not meet (i) the criteria established by NORD for financial eligibility, or (ii) other non-financial criteria established by Orphan as set forth in the Business Rules. SDS acknowledges and agrees that any determination made by SDS pursuant to Clause (b) above may be overruled by Orphan and the affected patient shall then be considered a PAP Patient and the relevant order treated as a PAP Order hereunder. SDS shall fulfill PAP Orders as set forth in the applicable SOP and Business Rule.

Section 3.3 Risk of Loss. All risk of Product loss or damage during the time that such Product is at the Facility, after receipt in good condition by SDS at the Facility, including inventory shortages which are unaccounted for, shall be borne by SDS, except to the extent caused by the negligence or willful misconduct of Orphan. Payment to Orphan by SDS for consigned Product lost or damaged while at SDS’ Facility shall be based on Orphan’s reasonable replacement costs, as reasonably determined and documented by Orphan.

Section 3.4 Financial Audit. During the term of this Agreement (excluding the months of December and January) and for a period of ninety (90) days after the expiration or termination of this Agreement, upon reasonable prior notice and during normal business hours, Orphan, or any third party auditor designated by Orphan, shall be entitled to audit and inspect those books and records of SDS which are maintained by SDS in connection with its performance of the Covered Services, subject to confidentiality constraints and applicable law. Such third party auditor (a) shall not have a conflict of interest with SDS or any of its affiliates (as determined by SDS in good faith), and (b) will be required to sign a confidentiality agreement in a form reasonably acceptable to SDS prior to commencing such audit. Neither Orphan nor its auditor shall have access to any Patient Confidential Information in the context of an audit.

Section 3.5 Regulatory and Compliance Audits and Information Requests.

(a) SDS shall provide to Orphan and/or the FDA, DEA or any other governmental body all documents and information requested by the FDA, DEA or any other governmental body in support of Orphan’s regulatory filings or any governmental investigations or inquiries. Copies of all documents to be provided to the FDA or DEA shall be provided to Orphan in advance, if practicable, or otherwise within two (2) business days of delivery to the FDA or DEA. SDS shall notify Orphan immediately upon receipt of notice of any inspection by the FDA or DEA directed specifically toward Product, and Orphan shall have the right to have an employee present at any such inspection, if allowed by law. In addition, SDS shall notify Orphan of any FDA or DEA correspondence or inspections that concern SDS generally and which are related to any SDS compliance issues that may adversely impact SDS’ ability to perform the services contemplated by this Agreement. SDS shall notify Orphan immediately of any notices, requests for information or other communications related to Product or SDS’ ability to perform the Covered Services contemplated by this Agreement from the U.S. Department of Health and Human Services or any other government agency or any state healthcare program or other state agency and, to the extent permitted under applicable law, shall give Orphan copies of such communications.

5.

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(b) SDS shall from time to time submit to audits and inspections by Orphan during normal business hours or at any other time during which the services being audited are ongoing, including but not limited to, audits of regulatory and quality assurance SOPs and of records of contacts with regulatory agencies, provided the scope of any such audit or inspection shall be limited to information and facilities pertaining to Orphan’s program. Orphan shall give SDS at least 2 business days’ prior notice of any such inspection and at least 30 days’ prior notice for any such audit, and Orphan shall bear the out of pocket costs of such audit or inspection.

(c) No employee of SDS who has been the subject of any disciplinary action by any State Board of Pharmacy shall be entitled to perform Covered Services.

Section 3.6 Returns and Replacement. In the event that Product is damaged in transit as a result of SDS’ negligence or its designated shipper, SDS will replace the Product to the Patient free of charge once the damaged Product is returned to SDS. SDS will monitor all reports of lost Product for the potential for abuse and diversion. SDS will cooperate with state and federal authorities fully in any investigations of lost Product, and will provide reports of such loss to Orphan on a monthly basis for the purpose of allowing Orphan to track the Product and satisfy its FDA reporting requirements. SDS will investigate the loss of Product by interviewing the Patient, and/or physician, report the loss to Orphan and to the appropriate regulatory authorities, as required by law, and record the loss in the Patient’s file. Where there is suspicion of abuse or diversion, SDS will contact the Orphan designee responsible for DEA issues, and lost Product will not be replaced without Orphan’s approval. Where abuse or diversion is not suspected, SDS will replace the lost Product at no charge to the Patient in the event such loss is the result of SDS’ negligence or its designated shipper and record the shipment in the Patient file. SDS will treat a repeat request for lost Product as suspicion of abuse or diversion and report it to the Orphan designee responsible for DEA issues, and SDS will not replace the lost Product without Orphan’s approval. For damaged Product, SDS will make a good faith effort to arrange for the damaged Product to be returned to SDS. Upon receipt of damaged Product, SDS will keep the damaged Product in a secure locked area, and will dispose of it at SDS’ cost in compliance with the applicable SOP for destruction of Product. If Product is returned to SDS due to a complaint of Product quality (i.e., Product taste, appearance, or faulty PIBA), Orphan shall reimburse SDS for the price paid by SDS to Orphan, if any, for such Product and for shipping costs associated with return of Product and SDS’ sending of Product for quality assurance testing at Orphan’s request. SDS shall not be required to disclose any Patient Confidential Information to Orphan pursuant to this Section 3.6 to the extent such disclosure is not permitted under HIPAA and other federal and state law.

6.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Section 3.7 Recalls. If Orphan is required to recall or, on its own initiative, recalls or withdraws Product sold in the Territory, SDS shall reasonably assist Orphan in such recall in accordance with applicable laws and regulations. For such purposes, SDS shall maintain a complete and current list of all Patients and other third parties to whom SDS has shipped (or dispensed) Product, as well as from whom SDS has accepted returns of Product, with the lot numbers of Product dispensed/distributed or returned. Orphan shall pay for all reasonable costs and expenses incurred by SDS solely as a result of any such recall. SDS shall provide to Orphan, at Orphan’s request, any information reasonably requested by Orphan in connection with Orphan investigations relating to recalled Product, subject to the confidentiality constraints imposed by HIPAA and any other federal or state law.

Section 3.8 Expired Product. Orphan will at its cost replace Product that expires prior to the purchase thereof by SDS. Orphan will not replace expired Product once it has been purchased by SDS. SDS will dispose of, or return, expired Product as reasonably directed by Orphan, subject to applicable law, and Orphan shall promptly reimburse SDS for all reasonable expenses incurred in complying with this Section 3.8.

Section 3.9 Territory. SDS shall use commercially reasonable efforts to obtain all necessary licenses and approvals to distribute Product in those areas of the Territory which, as of the Effective Date, SDS has not obtained such licenses and approvals. If SDS reasonably determines that there are one or more areas in the Territory in which SDS is likely able to obtain such licenses and approvals, but such distribution is not commercially feasible, the parties shall discuss SDS’ concerns and mutually determine whether they will proceed with distribution in such area(s) of the Territory.

Section 3.10 Facility. Orphan reserves the right to inspect and approve any Facility used for Xyrem distribution prior to any change in the aforementioned Facility. The Facility shall be selected by SDS in its discretion and is subject to change from time to time upon no less than ninety (90) days prior written notice to Orphan. If there is an event of force majeure, as more fully described in Section 10.5, SDS shall provide such notice to Orphan as soon as reasonably practicable.

ARTICLE IV

PURCHASE PRICE OF PRODUCT; FEES

Section 4.1 Purchase Price of Product.

(a) With respect to all Product purchased by SDS pursuant to Section 3.1, SDS shall pay a purchase price to Orphan equal to [ * ] as it may be changed by Orphan annually with at least five (5) days prior written notice to SDS. Orphan shall so notify SDS, First Data Bank and any other relevant drug pricing indices on the same date. Notwithstanding the foregoing, SDS shall pay Orphan the [ * ] for any Product for which SDS is required to charge such [ * ].

7.

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(b) The purchase price for Product purchased by SDS shall be due and payable to Orphan within thirty (30) days from the date of confirmation of the relevant orders for Product in SDS’ internal order processing system. SDS shall provide Orphan with written confirmation of sales of Product on a weekly basis. If SDS makes payment in full of the purchase price of Product within the applicable time period, it shall be [ * ] of such Product, and the [ * ] by SDS by [ * ] to Orphan by [ * ].

(c) SDS shall be responsible for any sales tax or similar taxes payable in connection with the sale of Product to SDS.

(d) SDS shall have the right to establish the price at which it resells Product to Non-PAP Patients, and shall have all right, title and interest in and to any amounts that SDS receives from third parties in connection with Product dispensed or distributed pursuant to Non-PAP Orders; provided, however, that the price at which SDS sells Product shall not exceed the greater of (i) [ * ] percent of [ * ] for Product or (ii) the [ * ] Product.

Section 4.2 Fees. As compensation for the Covered Services performed by SDS, Orphan shall pay SDS the Fees described in Exhibit B or in an Additional Services Request Form executed by both parties. SDS shall invoice Orphan for the Fees on a monthly basis, and such Fees shall be due and payable to SDS within 30 days of the date of SDS’ invoice. In the event that SDS has provided inaccurate information as listed under “Reporting” in the Covered Services, Orphan shall be credited at a rate of $[ * ] per hour for each hour expended by Orphan in correcting any such inaccuracies uncovered in the data received. Such credit shall be against the invoice for the month following the month in which such error(s) occurred and shall not exceed [ * ]. On the first anniversary of the Effective Date, and each anniversary thereafter, SDS shall be entitled to increase each of the Fees by no more than a percentage which is equal to the percentage increase to the then current 12 month Consumer Price Index (all items) as published by the U.S. Department of Labor, Bureau of Labor Statistics during such 12 month period. SDS shall notify Orphan in writing within 30 days after the effective time of any such increase in Fees.

Section 4.3 Late Penalty. Any amount not paid by the owing party on or before the respective due date thereof shall bear interest at the rate of [ * ] percent per annum ([ * ] percent per month) or, if lower, the highest interest rate permitted by law.

Section 4.4 Adjustment. In December 2006, and annually thereafter, the parties will, in good faith, re-evaluate the pricing set forth on Exhibit B to determine whether an adjustment thereto is warranted in light of certain unanticipated expenditures, efficiencies, reductions or other circumstances that may necessitate such an adjustment; provided, however, in no event shall either party be obligated at such time to agree to any such adjustment. Notwithstanding the foregoing, nothing in this Section 4.4 shall limit SDS’ ability to increase Fees pursuant to Section 4.2 of this Agreement.

8.

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ARTICLE V

CONFIDENTIAL INFORMATION; OWNERSHIP

Section 5.1 Nondisclosure Commitments. The parties acknowledge that, as a result of this Agreement, each may learn confidential and proprietary information, including, but not limited to, information about Orphan’s operations, business, and products, and information about SDS’ report formats, computer software, business, and operations (all of which shall collectively be considered the “Confidential Information” of the respective party). Except as specifically provided herein, neither Orphan nor SDS shall disclose any Confidential Information of the other to any person or entity, or use, or permit any person or entity to use, any of such Confidential Information, excepting only: (a) disclosures to and use by the employees of Orphan or SDS who have a reasonable need to know such information in connection with performance of this Agreement, (b) disclosures which are required by law, and (c) disclosures that are made on a confidential basis to the attorneys, accountants, and other professional advisors of Orphan or SDS in connection with matters relating to this Agreement. Notwithstanding the foregoing, Confidential Information shall not include: (x) information which is public or becomes public through no fault of the receiving party, (y) information of which the receiving party has knowledge prior to receipt, and (z) information which is received by one party from a third person not under an obligation of confidentiality to the other party to this Agreement.

Section 5.2 Patient Confidential Information. Except as otherwise provided in Section 6.7, Orphan shall neither have access to nor be entitled to receive any Patient Confidential Information, except to the extent Orphan must have access to such Patient Confidential Information to satisfy its FDA reporting requirements associated with Product. Each party shall maintain the confidentiality of all information and records, including patient information if such party receives Patient Confidential Information in any form or manner, to the extent required by applicable law, including, but not limited to, HIPAA. All patient-related data and information obtained by SDS hereunder shall be and remain the property of SDS and shall be deemed the Confidential Information of SDS. SDS will not utilize Patient Confidential Information it comes into possession of as a result of this Agreement outside the scope of this Agreement. SDS will not engage in any activity designed to expand its information of individual Patients through the use of third parties for a purpose other than to effectuate the uses and disclosures contemplated by this Agreement. There shall be no prior use of Patient Confidential Information outside of the scope of this Agreement. Notwithstanding anything to the contrary, however, SDS and/or its affiliates may use any such Patient Confidential Information in the aggregate and on a de-identified basis with other drug-use data, to the extent permitted by law, without charge, for research, cost analysis, and other business purposes of SDS and its affiliates, so long as there is no specific disclosure of the Confidential Information of Orphan. Notwithstanding anything to the contrary herein, with respect to any information or documents that are subject to disclosure or that are requested pursuant to Section 3.5 or otherwise, and which contain Patient Confidential Information, SDS shall only be required to disclose such information and documents to the extent permitted by federal and state confidentiality laws and regulations, including, but not limited to, HIPAA and, in connection with any such disclosure to Orphan pursuant to Section 3.5 or otherwise which involves Patient Confidential Information, Orphan hereby represents that such disclosure is required by law or is intended for one of the purposes described in 45 C.F.R. § 164.512(b) and that such documents and information received by Orphan will be used solely to comply with such law or with one of the intended purposes under 45 C.F.R. § 164.512(b).

9.

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Section 5.3 Ownership. The parties acknowledge and agree that: (a) each party shall own all right, title, and interest in, to, and under, any and all Intellectual Property (Intellectual Property shall mean inventions, patents, copyrights, trade secrets, and other forms and types of intellectual property related to the distribution of sodium oxybate or gamma hydroxybutyrate, excluding trademarks, service marks, and/or trade dress) that it has independently made, conceived, and/or reduced to practice; (b) to the extent the parties have in the past or during the term of this Agreement, jointly invented any inventions, and/or jointly developed any other Intellectual Property, the parties shall jointly own, and have the right to use and/or otherwise exploit (on a non-exclusive basis), all right, title, and interest in, to, and under, any and all such Intellectual Property (however, under no circumstances shall there be any duty to account to the other party for any use and/or exploitation of any jointly owned Intellectual Property), and, further, the parties hereby grant to each other a non-exclusive, non-terminable, royalty-free, assignable license to any and all such jointly invented and/or jointly developed other Intellectual Property; and (c) this Agreement shall not constitute and/or be deemed to constitute either party’s acknowledgement and/or agreement that any of the other party’s alleged inventions, patent applications, patents, or other alleged Intellectual Property, is/are new, unobvious, valid, or enforceable, or that either party, any of its employees, and/or any of its independent contractors, are the inventors and/or owners of any patent applications that it has filed and/or any alleged inventions claimed in any such patent applications. Notwithstanding the foregoing, SDS disclaims any and all rights it may have in and to the mark Xyrem Success Program(SM).

ARTICLE VI

TERM AND TERMINATION

Section 6.1 Initial Term; Renewal. The term of this Agreement shall begin on the Effective Date and continue through July 31, 2007, unless terminated earlier or automatically extended in accordance with the terms hereof. Not less than 120 days prior to the end of the initial or any renewal term of this Agreement, either party may notify the other party in writing that it desires to terminate this Agreement, effective as of the end of the then current term. If no such written notification is given, this Agreement shall automatically continue with the same terms and conditions as set forth herein for an additional 1 year term, subject to the right of termination as otherwise provided herein.

Section 6.2 Termination for Bankruptcy. Either party shall have the right to terminate this Agreement upon 5 days’ written notice, if (a) the other party files a petition for reorganization or liquidation under any federal or state bankruptcy law, or any such petition is filed against such other party and, in either case, the petition is not withdrawn or dismissed within 60 days after filing, or (b) a receiver is appointed for any part of the other party’s assets and said appointment is not vacated within 60 days.

Section 6.3 Termination for Noncompliance. Orphan shall have the right to terminate this Agreement upon 5 days’ written notice to SDS if SDS is cited as non-compliant with regulatory requirements as determined by an audit of SDS facilities by Orphan and confirmed by a third-party audit, or if SDS is cited as non-compliant as determined by a regulatory body, and appropriate corrective action cannot be mutually agreed to by the parties within 30 days after such determination of non-compliance or such earlier date as is specified by the regulatory body.

10.

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Section 6.4 Termination for Cause. Notwithstanding anything to the contrary herein, either party may give the other written notice of a material breach of this Agreement. If the breaching party has not cured said breach within 30 days from the date such notice was sent, this Agreement may be terminated at the option of the non-breaching party. If the amount of time commercially reasonable for the breach to be cured is longer than 30 days, this Agreement may not be terminated by the non-breaching party pursuant to this provision until such commercially reasonable period of time has elapsed; provided, however, that in no event shall such cure period exceed 60 days from the date such notice was sent. Notwithstanding the foregoing, Orphan may terminate this Agreement under Section 10.5 if SDS is precluded from rendering Covered Services as a result of an event of force majeure.

Section 6.5 Transition of Covered Services. Upon termination or expiration of this Agreement, the parties shall mutually agree on an expeditious schedule of transition of the Covered Services. If Orphan terminates this Agreement pursuant to Section 6.2, 6.3 or 6.4, SDS shall be responsible for all costs and expenses incurred by SDS that are associated with such transition. If SDS terminates this Agreement pursuant to Section 6.2 or 6.4, Orphan shall be responsible for all costs and expenses incurred by SDS that are associated with such transition. If this Agreement expires pursuant to the terms of Section 6.1, each Party shall be responsible for its own costs and expenses incurred in connection with such transition. SDS shall promptly return to Orphan (or to any other third party in the Territory that can accept the Product as directed by Orphan) all Product then in SDS’ possession or control which has not been purchased by SDS pursuant to Subsection 3.1(b).

Section 6.6 Return of Confidential Information. Upon termination or expiration of this Agreement, each party shall, if requested by the other party, promptly: (a) return to the other party all documentation and other materials (including all copies of original documentation or other materials) containing any Confidential Information, and (b) certify to the other party as to the destruction or return of all such documentation and other materials public through no fault of the receiving party.

Section 6.7 Transfer of Patient Information, Etc. Upon termination or expiration of this Agreement, for whatever reason, Orphan shall have the right to transfer all mutually-developed Xyrem Success Program(SM) SOPs and Business Rules and the toll free Xyrem telephone number to another specialty pharmacy and/or distributor of its choice, and SDS shall cooperate with Orphan in the transfer of such items to another qualified specialty pharmacy and/or distributor. Notwithstanding the foregoing, SDS shall not be required to, and Orphan shall not, disclose SOPs and Business Rules that contain Confidential Information of SDS to such other qualified specialty pharmacy and/or distributor, except to the extent required by law. In addition, Orphan may request that SDS also transfer Patient Confidential Information to such other specialty pharmacy for the purpose of continuing “treatment” (as that term is defined under HIPAA) of such Patients, and SDS shall expeditiously honor such request to the extent disclosure of such Patient Confidential Information by SDS is permitted under applicable law, including, but not limited to, HIPAA. If this Agreement has been terminated by Orphan under Sections 6.2, 6.3 or 6.4, SDS shall be responsible for all expenses incurred by SDS in connection

11.

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with the transition described in this Section 6.7. If SDS terminates this Agreement pursuant to Section 6.2 or 6.4, Orphan shall be responsible for all costs and expenses incurred by SDS that are associated with such transition. If this Agreement expires pursuant to the terms of Section 6.1, each Party shall be responsible for its own costs and expenses incurred in connection with such transition.

ARTICLE VII

COMPLIANCE WITH LAW; REPRESENTATIONS AND WARRANTIES

Section 7.1 Compliance With Law. Each party agrees that it will perform its respective obligations hereunder in accordance with applicable federal, state and local laws, including but not limited to applicable DEA, FDA, state and local retail and wholesale pharmacy requirements. Orphan agrees that it will not use language stating that any entity other than SDS is the licensed pharmacy that distributes Product pursuant to this Agreement in any written materials that SDS is requested by Orphan to send to Patients as part of the Covered Services. Orphan may, without restriction, use any language referring to the Xyrem Success Program(SM), as well as any references to “pharmacy” in, or in conjunction with, any written materials that SDS is not requested by Orphan to send to Patients or any other party; provided that Orphan shall not use SDS’ name in connection with such references. If SDS reasonably believes that any correspondence from Orphan to Patients that Orphan requests SDS to send to Patients as part of the Covered Services does not comply with any applicable federal, state, or local law, SDS shall notify Orphan and provide reasonable detail as to its determination. The parties shall discuss SDS’ reasonable concerns and agree upon an alternative mailing or other course of action, if necessary. FDA laws are not limited to section 505 of the Federal Food, Drug and Cosmetic Act, but also include any special considerations required by the FDA for approval of any additional indication for the Product. SDS will be notified of such requirements in writing by Orphan. In the event any such special FDA requirements cause SDS’ obligations under this Agreement to be materially more burdensome or expensive, the parties shall promptly negotiate an appropriate modification to the Fees, and if the parties cannot agree on such a modification, or SDS in good faith views such additional responsibility as too burdensome to continue with the Agreement, SDS shall have the right to terminate this Agreement without penalty upon 5 days’ written notice to Orphan.

Section 7.2 Representations and Warranties.

(a) Each party hereby represents and warrants to the other party that: (i) it has all requisite corporate power and authority to enter into this Agreement and perform and observe all obligations and conditions required to be performed or observed by that party under this Agreement; (ii) neither the execution and delivery of this Agreement nor the performance by that party of its respective obligations under this Agreement will conflict with or result in a breach of any covenant or agreement between that party and any third party; (iii) this Agreement represents the legal, valid and binding obligation of that party; and (iv) such party has (or will have at such time as performance of its obligations under this Agreement may require) obtained all of the local, state and federal permits, licenses or other regulatory registrations or approvals necessary for the performance of its obligations under this Agreement. In the future, if necessary, SDS shall make a good faith effort to apply and obtain the requisite DEA license necessary in order for SDS to distribute Product to Persons other than the end-user; provided, however, that the foregoing obligation shall not apply if such license is not available.

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(b) Orphan hereby represents and warrants that Product at the time of shipment to SDS’ facility: (i) shall not be adulterated or misbranded within the meaning of the Act, or within the meaning of any applicable state or municipal law in which the definitions of adulteration or misbranded are substantially the same as those contained in the Act, as the Act and such laws are constituted and effective at the time of shipment; and (ii) shall not be a product which may not, under the provisions of the Act or FDA guidelines pertaining to the Product, be introduced into interstate commerce.

ARTICLE VIII

INDEMNIFICATION AND INSURANCE

Section 8.1 Indemnification.

(a) SDS shall indemnify and hold harmless Orphan and its directors, officers, employees, and affiliates from and against all third party claims, liabilities, losses, damages, costs, and expenses (including without limitation reasonable attorney’s fees) arising out of: (i) any material breach by SDS of this Agreement, including, but not limited to, its representations and warranties; (ii) the negligent act or negligent omission, or the willful misconduct, of SDS or any of its employees or agents in connection with the performance of its obligations under this Agreement; and (iii) SDS’ use of patient information in violation of applicable laws governing confidentiality; except to the extent any of the foregoing claims arise out of Orphan’s negligence or willful misconduct or breach hereunder, including, but not limited to, a breach of Orphan’s representations and warranties hereunder.

(b) Orphan shall indemnify and hold harmless SDS and its directors, officers, employees and affiliates from and against all third party claims, liabilities, losses, damages, costs, and expenses (including without limitation reasonable attorneys’ fees) arising out of: (i) any material breach by Orphan of this Agreement, including, but not limited to, its representations and warranties; (ii) the negligent act or negligent omission, or the willful misconduct, of Orphan or any of its employees or agents in connection with the performance of its obligations under this Agreement; (iii) any claim relating to the manufacturing of the Product or use of the Product by a Patient or other individual; and (iv) use by SDS of a Mark in accordance with the terms of this Agreement; except to the extent any of the foregoing claims arise out of SDS’ negligence or willful misconduct or breach hereunder, including, but not limited to, a breach of SDS’ representations and warranties hereunder.

Section 8.2 Insurance. Each party shall procure and maintain during the term of this Agreement, comprehensive general liability insurance in the amount of [ * ] per claim made, and in the aggregate, including but not limited to, for contractual liability, personal and bodily injury, and product liability. Each party shall provide the other party with evidence of such insurance upon request. A party may not cause or permit such insurance to be canceled without obtaining comparable replacement coverage or modified to materially reduce its scope or limits of coverage during the term of this Agreement.

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ARTICLE IX

TRADEMARKS

Section 9.1 Grant of License. Orphan grants to SDS a nonexclusive, royalty-free, nontransferable license to use the Marks in the Territory in connection with the rendering of the Covered Services and sale of Product contemplated by this Agreement, and SDS accepts the license subject to the following terms and conditions.

Section 9.2 Ownership of the Service Marks. SDS acknowledges that Orphan is the exclusive owner of the Marks and that all use of the Marks by SDS will inure to the benefit of and be on behalf of Orphan. SDS will do nothing inconsistent with such ownership and will reasonably assist Orphan in recording the evidence of this license arrangement with any appropriate government authorities. Nothing in this Agreement shall give SDS any right, title, or interest in the Marks other than the right to use the Marks in accordance with this Agreement, and SDS will not attack the title of Orphan to the Marks.

Section 9.3 Quality Standards. All use of the Marks by SDS will be in compliance with the quality control standards that are furnished from time to time by Orphan or its agents. SDS will reasonably cooperate with Orphan in facilitating Orphan’s ultimate control of such nature and quality standards, will permit reasonable inspection of SDS’ operation, and, upon request of Orphan, will supply Orphan with specimens of all uses by SDS of the Marks.

Section 9.4 Marking. SDS’ use of the Marks will comply with all marking requirements and other laws pertaining to trademarks in force during the term of this Agreement.

Section 9.5 Form of Use. SDS will use the Marks only in the form and manner and with appropriate legends as prescribed from time to time by Orphan.

Section 9.6 Infringement Proceedings. SDS will promptly notify Orphan of any unauthorized uses of the Marks by others that come to SDS’ attention. Orphan will have the sole right and discretion to bring infringement, dilution or unfair competition proceedings involving the Marks.

Section 9.7 Effect of Termination. Upon termination of this Agreement, SDS will immediately discontinue all use of the Marks and any term or symbol confusingly similar thereto, will cooperate with Orphan or its agents to apply to the appropriate authorities to cancel any recording of evidence of this Agreement from all government records, and will destroy all printed materials bearing the Marks.

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ARTICLE X

MISCELLANEOUS

Section 10.1 Notices. Except as otherwise specified in this Agreement any notice or other communication required or contemplated under the provisions of this Agreement shall be in writing and (a) delivered in person, evidenced by a signed receipt, (b) deposited in the United States mail, first class postage prepaid, (c) sent by electronic facsimile transmission, or (d) sent via Federal Express, Airborne, or any other similar express delivery service, to the addresses indicated below or to such other persons or addresses as the parties may provide by written notice to the other. The date of the notice shall be (x) the date of delivery if the notice is personally delivered or sent via Federal Express or similar express delivery service, or (y) three (3) days after the date of mailing if the notice is mailed by United States mail.

If to SDS:	Express Scripts Specialty Distribution Services, Inc. 13900 Riverport Drive Maryland Heights, Missouri 63043 Attn: Vice President and General Manager Fax No. (314) 702-7120

with a copy to:	Express Scripts, Inc. 13900 Riverport Drive Maryland Heights, Missouri 63043 Attn: General Counsel Fax No. (314) 702-7120

If to Orphan:	Orphan Medical, Inc. 13911 Ridgedale Drive, Suite 250 Minnetonka, Minnesota 55305 Attn: Vice President of Commercial Operations Fax No. (952) 541-9209

Section 10.2 Invalidity. Should any of the provisions hereof become legally invalid or unenforceable, the remainder of this Agreement shall remain effective, provided that the essential purpose of the Agreement can still be carried out. In such event, the parties agree to negotiate a mutually acceptable amendment to the terms and conditions of this Agreement.

Section 10.3 Non-Waiver. A failure by either party to insist upon strict compliance with any term of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of the other party shall not affect, or constitute a waiver of, the first party’s right to insist upon strict compliance with that term, to exercise that option, to enforce that right, or to seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the parties at variance with any provision of this Agreement shall affect, or constitute a waiver of, a party’s right to demand strict compliance with all provisions of this Agreement.

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Section 10.4 Remedies. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY PUNITIVE, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR ANY LOSS OF PROFIT OR REVENUES RESULTING FROM EITHER PARTY’S BREACH OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 10.4 SHALL LIMIT EITHER PARTY’S RIGHT TO INDEMNIFICATION UNDER SECTION 8.1 OF THIS AGREEMENT AGAINST ANY CLAIM BROUGHT BY A THIRD PARTY. The rights and remedies of each party under this Agreement shall be cumulative and in addition to any other rights or remedies available to such party, whether under any other agreement, at law, or in equity, including without limitation specific performance, a temporary restraining order, and temporary or permanent injunctions.

Section 10.5 Force Majeure. If the performance of any part of this Agreement by either party shall be affected for any length of time by fire or other casualty, government restrictions, war, riots, strikes, or labor disputes, lock out, transportation delays, and acts of God, or any other similar causes which are beyond the reasonable control of such party, such party shall not be responsible for delay or failure of performance of this Agreement for such length of time; provided, however, that the obligation of the parties to pay amounts then due shall not be suspended or delayed; and provided, further, that if SDS is precluded from rendering Covered Services for a continuous period in excess of 10 business days, Orphan shall be entitled to terminate this Agreement upon 5 days’ written notice to SDS.

Section 10.6 Governing Law. This Agreement and performance hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to choice of law principles.

Section 10.7 Successors and Assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, which consent shall not be unreasonably withheld.

Section 10.8 Relationship of the Parties. The parties are independent contractors and shall not be considered as an employee, agent or legal representative of any other party for any purposes whatsoever. Nothing herein shall be construed to create a partnership, joint venture or general agency. Except as expressly provided for herein, the parties shall have no authority to act for or on behalf of the any party or to sign or otherwise enter into any kind of contract, undertaking or agreement, or make any promise, warranty or representation, with respect to the Product or any other matter on behalf of any other party, and no other party shall be bound by or liable for any acts, obligations, or defaults of the other party, its employees or agents. Each party shall have exclusive liability and responsibility for workers’ compensation insurance, taxes and other obligations with respect to itself, its employees and agents.

Section 10.9 Equal Opportunity. This contract is subject to the equal opportunity clause set forth in 41 C.F.R.s. 61-1.4(a), which is incorporated herein by reference.

Section 10.10 Complete Agreement; Amendment. This Agreement (together with the exhibits, Business Rules, and SOPs, all of which are hereby incorporated herein by reference) contains the entire agreement between the parties and supersedes all prior or contemporaneous discussions, negotiations, representations, warranties, or agreements relating to the subject matter of this Agreement. This Agreement may not be amended or changed in any of its provisions except by a subsequent written agreement between the parties.

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Section 10.11 Headings. The article, section and paragraph headings used in this Agreement are for convenience only and are not part of the agreement between the parties.

Section 10.12 Survival. Notwithstanding any provision of this Agreement to the contrary, Section 3.3, Section 3.5(a), Article IV, Article V, Section 6.5, Article VII, Sections 8.1, 8.2, 10.3, 10.4, 10.6 and 10.12 shall survive the expiration or termination of this Agreement for any reason.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date indicated below.

EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC.		ORPHAN MEDICAL, INC.

By:	/s/ Gerard A. Carino	By:	/s/ John H. Bullion
Name:	Gerard A. Carino	Name:	John H. Bullion
Title:	President PBS & SDS	Title:	CEO
Date:	5/31/05	Date:	6/1/05

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EXHIBIT A

COVERED SERVICES

•	Administration of the Xyrem Success ProgramSM

•	Call Center Services

•	[ * ]

•	Drug Information and Fulfillment Services

•	[ * ]

•	Physician and Patient Registries

•	[ * ]

•	Xyrem Patient Assistance Program as described in Section 3.2, and as outlined the Business Rules.

•	[ * ]

•	[ * ]

•	Dispensing Services

•	Pharmacy Services

•	[ * ]

•	Distribution Services

•	Provision of a Xyrem program manager

A-1

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•	Inventory Management

•	Orphan monitors production cycles and expected inventories and communicates information with SDS

•	SDS’ inventory system tracks Product production cycles and planned availability

•	Inventory reports monthly to Orphan

•	Master Warehouse

•	Distribution agent for Xyrem within the Territory

•	Sole source distribution agent for Xyrem within the Territory

•	Separate storage, dispensing distribution and security area for Xyrem

•	Inventory of Xyrem

•	Inventory storage in compliance with Orphan’s reasonable requirements

•	Maintaining mutually agreed upon inventory levels.

•	Tracking of Xyrem, by lot #, NDC# and expiration date.

•	Maintaining an FIFO inventory

•	Full Class I Recall capabilities

•	Management of a database of lot numbers

•	Return goods-storage, processing and disposal

•	Reporting

•	Reporting that has been mutually agreed upon by the parties and verified by SDS for accuracy shall include the following:

•	Reporting as agreed on Product inventory (non-patient identifiable)

•	[ * ]

•	Adverse event reporting as required by Orphan and agreed to by SDS

•	[ * ]

•	Additional reports mutually agreed upon by the parties and within expectations that SDS is able to provide

•	Custom and ad hoc reports reasonably requested by Orphan

•	Other Covered Services

•	Free Trial Program

•	Opt-In Program (business reply cards processing of patients who have agreed to receive further correspondence from Orphan)

•	InSights Newsletters

•	Patient Surveys

•	Voucher Program

•	Relabeling of Xyrem bottles

•	Xyrem pallet shipments

•	Any other services as mutually agreed upon by the parties by completing and executing an Additional Services Request Form.

A-2

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EXHIBIT B

FEES

Type of Fee	Amount Owed by Orphan

Base Business Non-PAP Administrative Fee*	[ * ]

Supplemental Business Non-PAP Administrative Fee**	[ * ]

PAP Administrative Fee	[ * ]

PAP Order Dispensing Fee	[ * ]

Custom and ad hoc reports	[ * ]

Enrollment Fee***	[ * ]

Shipment Fee****	[ * ]

Faxes or e-mails to Orphan’s sales force	[ * ]

Re-verification of Patient insurance benefits under Free Trial Program	[ * ]

Obtaining new prescription under Free Trial Program	[ * ]

Production of offer letters under Free Trial Program	[ * ]

Processing of Patient Business Reply Cards for opting-in to Patient correspondence from Orphan	[ * ]

Processing and mailing of “inSIGHTS” Patient newsletters for new patients	[ * ]

Processing and mailing of “inSIGHTS” Patient newsletters for pending/approved Patients	[ * ]

Patient surveys	[ * ]

Bottle re-labelling of [ * ]*****	[ * ]

Bottle re-labelling of [ * ]	[ * ]

Shipment of Xyrem pallets	[ * ]

Preparation of Reimbursement letters to Patients (sent via Fed Ex)	[ * ]

Preparation of Pharmacy letters to Patients (sent via Fed Ex)	[ * ]

Orphan shall reimburse SDS for all [ * ], on a pass-through basis, meaning that Orphan shall reimburse SDS for the actual amount billed to SDS by its [ * ]. If the [ * ] cost is related to an SDS error (e.g., [ * ]), Orphan will not be responsible for [ * ] related to such errors.

Orphan shall pay SDS for any Additional Services as mutually agreed upon in an Additional Services Request Form executed by both parties.

*Payable on first [ * ] bottles of Product shipped by SDS per calendar year on Non-PAP Orders

B-1

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**Payable on bottles of Product shipped by SDS per calendar year on Non-PAP Orders in excess of [ * ] bottles

***Orphan shall pay this Enrollment fee for [ * ], including but not limited to insurance verification and processing of a patient’s prescription, regardless of whether Product is ultimately shipped.

****Orphan shall pay this Shipment Fee on the [ * ].

*****Orphan shall pay at this rate for re-labelling of bottles in [ * ], whether the occurrence of such re-labelling is before or after the Effective Date.

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EXHIBIT C

XYREM

XYREM & DESIGN (As identified in U.S. Reg. No. 2,472,156)

XYREM & DESIGN (Color) (As identified in U.S. Reg. No. 2,423,880)

XYREM CIII SODIUM OXYBATE ORAL SOLUTION & DESIGN

XYREM SUCCESS PROGRAM

XYREM PATIENT SUCCESS PROGRAM

XYREM PHYSICIAN SUCCESS PROGRAM

1-866-XYREM88

O ORPHAN MEDICAL & Design (As shown in U.S. Reg. No. 1,906,107)

ORPHAN

ORPHAN MEDICAL

ORPHAN MEDICAL, INC.

C-1

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EXHIBIT D

ADDITIONAL SERVICES REQUEST FORM

This Additional Services Request Form relates to and is part of the Amended and Restated Services Agreement between Express Scripts Specialty Distribution Services, Inc. and Orphan Medical, Inc. effective as of January 1, 2005.

1.	Description of Additional Services to be Provided

2.	Fees for Additional Services

Accepted and Agreed:

EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC.	ORPHAN MEDICAL, INC.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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